As filed with the Securities and Exchange Commission on March 29, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PALISADE BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	52-2007292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7750 El Camino Real, Suite 2A

Carlsbad, California 92009

(858) 704-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

2140 S Dupont highway

Camden, DE 19934

(302) 697-4590

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq.

Dennis Gluck, Esq.

2629 Townsgate Road #215

Westlake Village, CA 91361

(818) 597-7552

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 29, 2024

PROSPECTUS

3,627,623 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 3,627,623 shares of our common stock issuable upon the exercise of common stock purchase warrants, or the February 2024 Warrants. We issued the February 2024 Warrants to the selling stockholders in a private placement transaction pursuant to warrant inducement agreements, dated January 30, 2024 (the “Warrant Inducement Agreements”), and as partial compensation of placement agent fees. We are registering these shares issuable upon exercise of the February 2024 Warrants on behalf of the selling stockholders, to be offered and sold by it from time to time.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sales by the selling stockholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each selling stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The selling stockholders may sell shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section of this prospectus entitled “Plan of Distribution” on page 12.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.” On March 28, 2024, the last reported sale price of our common stock was $0.3991 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 8 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Palisade,” the “Company” and similar designations refer to Palisade Bio, Inc. This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue;

●	future regulatory, judicial, and legislative changes or developments in the United States (“U.S.”) and foreign countries and the impact of these changes;

●	our ability to successfully develop our technologies and proposed products;

●	our ability to compete effectively in a competitive industry;

●	our ability to identify and qualify manufacturers to provide active pharmaceutical ingredients (“API”) and manufacture drug product;

●	our ability to enter into commercial supply agreements;

●	the success of competing technologies that are or may become available;

●	our ability to attract and retain key scientific or management personnel;

●	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;

●	our ability to obtain funding for our operations and the development of our product candidates;

●	our ability to attract collaborators and partners; and

●	the impact of pandemic, foreign or domestic conflicts, or other global disruptions on our business, our operations, and our supply.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under the heading “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K filed on March 26, 2024 with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 8 of this prospectus, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K, before making an investment decision.

Company Overview

We are a pre-clinical stage biotechnology company focused on developing and advancing novel therapies for patients living with autoimmune, inflammatory, and fibrotic diseases. Our lead product candidate, PALI-2108, is being developed as a therapeutic for patients living with inflammatory bowel disease (“IBD”), including ulcerative colitis (“UC”) and Crohn’s disease (“CD”).

Strategy

Our objective is to establish ourselves as a leader in the development of differentiated product candidates targeting the autoimmune, inflammatory, and fibrotic disease markets, which we believe will address a large, well-established need among patients living with autoimmune and inflammatory diseases.

We believe the key elements of our strategy include:

●	advancing our lead product candidate, PALI-2108 into human clinical trials;
●	advancing PALI-1908 in pre-clinical studies;
●	leveraging our drug development platform infrastructure to identify product candidates that target autoimmune, inflammatory, and fibrotic diseases;
●	pursuing strategic partnerships to further expand our programs and maximize the worldwide potential of our product candidates and platform; and
●	pursuing strategy of in-licensing/acquisition or out-licensing/sale of our product candidates.

Our Portfolio

We are currently advancing PALI-2108 for the treatment of IBD, including UC and CD and are conducting early research on PALI-1908. The following table summarizes the current stages of our research and pre-clinical programs:

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PALI-2108

PALI-2108, our lead product, is a prodrug PDE4 inhibitor that operates through a sophisticated mechanism within colon tissues, targeting the key enzyme phosphodiesterase-4 (PDE4). This enzyme is pivotal in cAMP hydrolysis, and by inhibiting PDE4, intracellular cAMP levels are elevated. This elevation leads to the downregulation of inflammatory cytokines and a reduction in the expression of cell adhesion molecules. By modulating these processes, PALI-2108 effectively prevents the local infiltration and activation of inflammatory cells in the colon tissues, offering a targeted approach for UC treatment. With a galactose-derived sugar moiety, PALI-2108 remains minimally absorbed until activated by the colonic bacterium enzyme β-glucuronidase. This prodrug exhibits colon preference, as demonstrated in DSS-induced UC mouse models and oxazolone colitis-induced mice, showcasing its localized bioactivation and colon-specific distribution.

PALI-1908

PALI-1908 is an oral, selective PDE4 inhibitor prodrug that is locally bioactivated in the terminal ileum of CD patients and has been designed to have high selectivity for PDE4. PALI-1908 is currently in the research stage and we have undertaken silico bioinformatics programs to demonstrate the potential benefits of PALI-1908, which is pleiotropic-acting (anti-inflammatory and anti-fibrotic) in IBD. We plan to initiate pre-clinical development of PALI-1908 in the first half of 2025. In addition, we are currently working on silico bioinformatics programs to demonstrate the potential benefits of PALI-1908, which is pleiotropic-acting (anti-inflammatory and anti-fibrotic) in IBD.

Inflammatory Bowel Disease

IBD is a chronic condition characterized by inflammation within the gastrointestinal tract. It encompasses two main disorders: UC and CD. UC primarily affects the colon and the rectum. Inflammation occurs in the innermost lining of the colon leading to ulcers. Symptoms include bloody diarrhea, abdominal pain, bowel urgency, and frequent bowel movements. CD can affect any part of the gastrointestinal tract, from the mouth to the anus. It is characterized by inflammation that extends through multiple layers of the bowel wall. Symptoms include abdominal pain, diarrhea, weight loss, fatigue, and complications such as strictures or fistulas. Both conditions can significantly impact patients’ quality of life in terms of physical health, emotional well-being, and the unpredictability of symptom onset.

IBD affects millions of individuals worldwide, with increasing prevalence and incidence in both developed and developing countries. In the United States, it is estimated that approximately 2.4 million individuals currently have IBD, with approximately 70,000 patients newly diagnosed every year. The prevalence of UC in the United States is approximately 900,000 individuals, and the prevalence of CD in the United States is approximately 800,000 individuals.

Selected Risks Affecting Our Business

Below is a summary of the factors that make an investment in our securities speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, and other risks and uncertainties that we face, are set forth below under the heading “Risk Factors” in the documents that are incorporated by reference into this prospectus, including our Annual Report on Form 10-K filed with the SEC on March 26, 2024.

Risks Related to Our Development, Commercialization and Regulatory Approval of Our Investigational Therapies

●	Our business depends on the successful pre-clinical and clinical development, regulatory approval and commercialization of our recently licensed therapeutic compound, including our lead asset PALI-2108.

●	There are substantial risks inherent in drug development, and, as a result, we may not be able to successfully develop PALI-2108.

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●	We depend on our license agreement with Giiant Pharma, Inc. (“Giiant”) to permit us to use patents and patent applications relating to PALI-2108. Termination of these rights or the failure to comply with obligations under this agreement could materially harm our business and prevent us from developing or commercializing PALI-2108, our lead product candidate.

●	We expect that our operations and development of PALI-2108 will require substantially more capital than we currently have, and we cannot guarantee when or if we will be able to secure such additional funding.

●	There can be no assurance that our product candidates will obtain regulatory approval.

●	If pre-clinical and clinical studies of PALI-2108 do not yield successful results, then we may not continue to develop PALI-2108.

●	Even if our clinical studies are successful and achieve regulatory approval, the approved product label may be more limited than we anticipate, which could limit the commercial prospects of PALI-2108.

●	We may in the future conduct clinical trials for PALI-2108 outside the U.S. and the U.S. Food and Drug Administration and applicable foreign regulatory authorities may not accept data from such trials.

●	We anticipate relying on third-party Contract Research Organizations and other third parties to conduct and oversee our pre-clinical studies and clinical trials. If these third parties do not meet our requirements or otherwise conduct the studies or trials as required, we may not be able to satisfy our contractual obligations or obtain regulatory approval for, or commercialize, our product candidates.

●	We have entered into a collaborative research agreement with Giiant related to pre-clinical development, which will require the efforts of Giiant and its personnel, which are out of our control.

Risks Related to Our Business

●	We have a limited operating history and have never generated any revenues from product sales.

●	Our business model assumes revenue from, among other activities, marketing or out-licensing the products we develop. PALI-2108 is in the early stages of development and because we have a short development history with PALI-2108, there is a limited amount of information about us upon which you can evaluate our business and prospects.

●	We have received a delisting notification from the Nasdaq Stock Market based on our Bid Price being under $1.00 for thirty (30) consecutive trading days. If we are not able to regain compliance with the applicable continued listing requirements or standards of The Nasdaq Capital Market, Nasdaq could delist our common stock.

●	We have received a notification from the Nasdaq Stock Market that our audit committee does not have three (3) independent members as a result of recent director resignations. If we fail to timely appoint an independent director that meets the Nasdaq Stock Market Requirements for audit committees, Nasdaq could delist our common stock.

●	Our success depends on the attracting and retaining of senior management and scientists with relevant expertise.

●	We may choose to discontinue developing or commercializing any of our product candidates, or may choose to not commercialize product candidates in approved indications, at any time during development or after approval, which could adversely affect us and our operations.

●	Our inability to successfully in-license, acquire, develop and market additional product candidates or approved products could impair our ability to grow our business.

Risks Related to Our Dependence on Third Parties

●	We expect to rely on collaborations with third parties for the successful development and commercialization of our product candidates.

●	We anticipate relying completely on third-party contractors to supply, manufacture and distribute clinical drug supplies for our product candidates.

Risks Related to Our Financial Operations

●	We have expressed substantial doubt about our ability to continue as a going concern.

●	We have a history of net losses, and we expect to continue to incur net losses and may never achieve profitability.

●	Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

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Risks Related to Our Intellectual Property

●	We may not be able to obtain, maintain or enforce global patent rights or other intellectual property rights that cover our product candidates and technologies that are of sufficient breadth to prevent third parties from competing against us.

●	If we fail to comply with our obligations under our intellectual property license agreements, we could lose license rights that are important to our business.

Other Risks Related to Our Securities

●	We will need to raise additional financing in the future to fund our operations, which may not be available to us on favorable terms or at all.

●	Our common stock price may be highly volatile.

●	If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

●	Our Board of Directors has broad discretion to issue additional securities, which might dilute the net tangible book value per share of our common stock for existing stockholders.

Corporate Information

The registrant was originally incorporated in 2001 in the State of Delaware under the name Neuralstem, Inc. In October of 2019, Neuralstem, Inc. changed its name to Seneca Biopharma, Inc. In April of 2021, we effected a merger, whereby Leading BioSciences, Inc. (our operations prior to the completion of a merger with Seneca) became a wholly owned subsidiary of Seneca. In April of 2021, we changed our name from Seneca Biopharma, Inc. to Palisade Bio, Inc. Our principal executive offices are located at 7750 El Camino Real, Suite 2A, Carlsbad, California 92009, our telephone number is (858) 704-4900 and our website address is www.palisadebio.com.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

Warrant Inducement Agreement

On January 30, 2024 we entered into warrant inducement agreements (“Warrant Inducement Agreement(s)”) with certain holders of outstanding common stock purchase warrants (“Existing Warrants”). Pursuant to the Warrant Inducement Agreement, the exercise price of each Existing Warrants that were being exercised was reduced and the holders were issued one (1) replacement warrant (“February 2024 Warrant”) for each Existing Warrant that was exercised. We issued an aggregate of 3,627,623 February 2024 Warrants consisting of: (i) 3,422,286 upon the exercise of Existing Warrants and (ii) 205,337 to our placement agent, Ladenburg Thalmann & Co., Inc. (the “Placement Agent”) as partial compensation for services. Each of the February 2024 Warrants has an exercise price of $0.7313 per share and term of five (5) years from the date of issuance. The February 2024 Warrants are subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the February 2024 Warrants. The February 2024 Warrants contain standard anti-dilution provisions but do not contain any price protection provisions with respect to future securities offerings of the Company.

The registration statement of which this prospectus is a part relates to the resale of the shares of common stock that may be issued to the selling stockholder in connection with the exercise of the February 2024 Warrants issued in the foregoing transaction.

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The Offering

Common stock offered by the selling stockholders	3,627,623 shares

Terms of the offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in the section of this prospectus entitled “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 8, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	PALI

The selling stockholders named in this prospectus may offer and sell up to 3,627,623 shares of our common stock.

The selling stockholders are prohibited, subject to certain exceptions, from exercising the February 2024 Warrants to the extent that immediately prior to or after giving effect to such exercise, the selling stockholder, together with its affiliates and other attribution parties, would own more than 4.99% (or 9.99% with respect to certain selling stockholders) of the total number of shares of the Company’s common stock then issued and outstanding, which percentage may be changed at a selling stockholder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “PALI.”

Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any proceeds from the sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders in connection with the exercise of the February 2024 Warrants. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on March 26, 2024, which is incorporated herein by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section of this prospectus entitled “Where You Can Find Additional Information.” Please also read carefully the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders, including registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel, or collectively, the Registration Expenses. Other than Registration Expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of their shares.

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SELLING STOCKHOLDERS

We are registering the resale of 3,627,623 shares of common stock which are issuable upon the exercise of the February 2024 Warrants held by the selling stockholders identified below to permit such selling stockholders, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner described under the section of this prospectus entitled “Plan of Distribution” (as may be supplemented and amended).

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock the selling stockholders will beneficially own after their sales under this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

Under the terms of the February 2024 Warrants, the selling stockholders may not exercise the February 2024 Warrants or any other warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% (or 9.99% with respect to the elections of certain selling stockholders) of our then outstanding common stock following such exercise, excluding for purposes of such determination common stock issuable upon exercise of the February 2024 Warrants and such other warrants, which have not been exercised. The number of shares in the second and fourth columns and the percentage in the fourth column reflect this limitation.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the exercise of the February 2024 Warrants by the selling stockholders and sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned after the offering is based on 12,771,015 shares of common stock outstanding as of March 25, 2024.

	Common Shares Owned Before Sale (1)					Common Shares Owned After Sale (2)
	Held Outright	Convertible Securities	Amount	% of class	Shares being registered	Amount	% of Class
Armistice Capital, LLC. (3)	724,000	-	724,000	5.67%	1,715,310	724,000	5.00%
3i, LP (4)	-	66,287	66,287	*	66,287	-	*
Altium Growth Fund, LP (5)	-	568,181	568,181	4.26%	568,181	-	*
Bigger Capital Fund, LP (6)	-	63,158	63,158	*	63,158	-	*
District 2 Capital Fund, LP (7)	-	74,145	74,145	*	74,145	-	*
Intracoastal Capital, LLC (8)	-	180,532	180,532	1.39%	177,446	3,086	*
Lincoln Park Capital Fund, LLC (9)	60,354	293,354	353,708	2.71%	293,354	60,354	*
Warberg WF X LP (10)	-	171,426	171,426	1.32%	161,632	9,794	*
Warberg Special Situations Fund LP (11)	-	9,000	9,000	*	9,000	-	*
Boothbay Diversified Alpha Master Fund LP (12)	-	34,470	34,470	*	34,470	-	*
Boothbay Absolute Return Strategies, LP (13)	-	67,632	67,632	*	67,632	-	*
Kingsbrook Opportunities Master Fund LP (14)	-	11,344	11,344	*	11,344	-	*
Hudson Bay Master Fund Ltd. (15)	-	52,839	52,839	*	10,987	41,852	*
Lind Global Fund II LP (16)	-	158,354	158,354	1.22%	158,354	-	*
FGP Protective Opportunity Master Fund LP (17)	10,986	10,986	21,972	*	10,986	10,986	*
Ladenburg Thalmann & Co. Inc. (18)	-	615,838	615,838	4.60%	205,337	410,501	3.07%

TOTALS	795,340	2,377,546	3,172,886	20.95%	3,627,623	1,260,573	8.33%

* Less than 1%.

(1) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares (“Common Shares”) as to which a shareholder has sole or shared voting power or investment power, and also any Common Shares which the shareholder has the right to acquire within 60 days, including upon exercise of Common Share purchase options or warrants. There were 12,771,015 Common Shares outstanding as of March 25, 2024. All shares referenced below are Common Shares.

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(2) Assumes the exercise of the February 2024 Warrants and sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholder.

(3) The shares being registered include 1,715,310 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The total shares owned before the sale excludes 1,757,810 common shares underlying common stock purchase warrants (including 1,715,310 February 2024 Warrants) that would be in excess of the 4.99% beneficial ownership limitation. The total shares owned after the sale excludes 42,500 of the previously described common stock purchase warrants as they are in excess of the 4.99% beneficial ownership limitation. Steven Boyd has voting and dispositive control with respect to the securities being offered. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4) The shares being registered include 66,287 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The business address of 3i, LP is 2 Wooster Street, 2nd Floor, New York, NY 10013. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

(5) The shares being registered include 568,181 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of the Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.

(6) The shares being registered include 63,158 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Michael Bigger has voting and dispositive control with respect to the securities being offered. Michael Bigger also has voting and dispositive control with respect to the securities being offered by District 2 Capital Fund LP, as referenced in footnote 7 hereof.

(7) The shares being registered include 74,145 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Michael Bigger has voting and dispositive control with respect to the securities being offered. Michael Bigger also has voting and dispositive control with respect to the securities being offered by Bigger Capital Fund, LP, as referenced in footnote 6 hereof.

(8) The shares being registered include 177,446 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 193, as amended) of the securities reported herein that are held by Intracoastal.

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(9) The shares being registered include 293,354 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Joshua Scheinfeld and Jonathan Cope, the principals of Lincoln Park are deemed to be beneficial owners of all of the Common Shares owned by Lincoln Park. Messrs. Scheinfeld and Cope have shared voting and dispositive power with respect to the securities being offered.

(10) The shares being registered include 161,632 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Daniel Warsh has voting and dispositive control with respect to the securities being offered.

(11) The shares being registered include 9,000 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice).

(12) The shares being registered include 34,470 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Boothbay Diversified Alpha Master Fund LP, a Cayman Islands limited partnership (the “Fund”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all securities held by the Fund. Ari Glass is the Managing Member of the Adviser. Each of the Fund, the Adviser and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(13) The shares being registered include 67,632 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Boothbay Absolute Return Strategies LP, a Delaware limited partnership (the “Fund”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all securities held by the Fund. Ari Glass is the Managing Member of the Adviser. Each of the Fund, the Adviser and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(14) The shares being registered include 11,344 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(15) The shares being registered include 10,987 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 9.99% maximum beneficial ownership limitation. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(16) The shares being registered include 158,354 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The securities are directly held by Lind Global Fund II LP (“Lind”). Jeff Easton is the Managing Member of Lind Global Partners II, LLC, which is the General Partner of Lind Global Fund II LP, and in such capacity has the right to vote and dispose of the securities held by Lind. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein.

(17) The shares being registered include 10,986 Common Shares underlying the February 2024 Warrants. The February 2024 Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Katrina Ebanks and Solvena Moore, as the authorized signatories of JTC Directors (Cayman) Limited, have voting and dispositive control with respect to the securities being offered.

(18) The shares being registered include 205,337 Common Shares underlying the February 2024 Warrants issued to the selling shareholder. Ladenburg is a registered broker-dealer that received its February 2024 Warrants pursuant to investment banking services. Peter Blum, CEO of Ladenburg, has voting and dispositive control with respect to the securities being offered.

Relationship with Selling Stockholders

As discussed in greater detail above under the section of this prospectus entitled “Prospectus Summary” we entered into agreements with the selling stockholders pursuant to which they acquired the February 2024 Warrants, and agreed to file a registration statement to enable the resale of the shares of common stock issuable upon the exercise of the February 2024 Warrants.

Except for Ladenburg Thalman & Co. Inc. who served as our placement agent with respect to the Warrant Inducement Agreements, as well as placement agent or underwriter in a number of our prior offerings, none of the selling stockholders nor any persons having control over such selling stockholders have held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issued and issuable upon exercise of the February 2024 Warrants to permit the resale of these shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder selling such shares will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with any selling securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If a selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

A selling stockholder may pledge or grant a security interest in some or all of the February 2024 Warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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A selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock estimated to be $75,392 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements of Palisade Bio, Inc. as of December 31, 2023 and 2022 and for the years then ended, incorporated by reference in this Prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Silvestre Law Group, P.C., Westlake Village, California.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the “Investor” section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www. palisadebio.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024, including the Part III information contained therein;

●	our Current Reports on Form 8-K filed on January 29, 2024, February 1, 2024, February 13, 2024 , March 6, 2024, March 27, 2024; and

●	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on July 1, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 17, 2022.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to Palisade Bio, Inc. at 7750 El Camino Real, Suite 2A, Carlsbad, California 92009 Attn: Secretary, or by telephone (858) 704-4900.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$392
Legal Fees and Expenses	$50,000
Accountants’ Fees and Expenses	$15,000
Miscellaneous	$10,000

Total	$75,392

Item 15. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. We carry liability insurance for our directors and officers.

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Item 16. Exhibit Index.

Exhibit No.	Description

4.1	Form of Warrant issued in February 2024 Warrant Inducement Transaction (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 1, 2024).

5.1*	Opinion of Silvestre Law Group, P.C.

10.1+	Form of Warrant Inducement Agreement entered into pursuant to the Warrant Inducement Transaction (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 1, 2024).

23.1	Consent of Baker Tilly US, LLP.

23.3	Consent of Silvestre Law Group, P.C. (included in legal opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table

* Filed herewith
+ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Palisade undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Item 17. Undertakings.

(3)	The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on March 29, 2024.

PALISADE BIO, INC.

Date: March 29, 2024	By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer,
Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J.D. Finley as his or her true and lawful attorneys-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J.D. Finley	Chief Executive Officer, Chief Financial Officer and Director	March 29, 2024
J.D. Finley	(Principal Executive and Financial Officer)

/s/ Donald A. Williams	Chairman of the Board of Directors	March 29, 2024
Donald A. Williams

/s/ Binxian Wei	Director	March 29, 2024
Binxian Wei

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